Exhibit 10.79

October 22, 2015

George F. Knight
4685 Pine Tree Court
Westerville, OH 43082

Dear George:

It is a pleasure to confirm your promotion to the role of Executive Vice President and Chief Financial Officer. The purpose of this letter is to outline the terms associated with your transition to this role. In your new position you will continue to be located in Columbus, OH and you will report to me.

Please acknowledge acceptance of this offer by signing in the space provided on the last page and returning the original to me. This letter contains all of the terms and conditions of this offer, no others are authorized and you acknowledge that you are not relying on any terms or conditions that are not listed in this offer. This offer expires November 23, 2015.

If you have any questions or there is anything requiring clarification, please give me a call. Congratulations and I look forward to your continued contributions.

Sincerely,

/s/ Craig O. Morrison

Craig O. Morrison
President & CEO

cc:    Judy Sonnett

HEXION INC.
SUMMARY OF TERMS OF EMPLOYMENT
FOR: George F. Knight

Position:	Executive Vice President and Chief Financial Officer

Base Salary:	$475,000 per year

Anticipated Start Date:	January 1, 2016

Incentive:
Based on your position and salary, you are eligible to participate in Hexion’s annual incentive compensation plan (the “ICP”). Your target incentive award is 70% of your Base Salary. The ICP is contingent upon the achievement of specific company goals as determined by the Compensation Committee of the Hexion LLC Board of Managers (the “Compensation Committee”). The terms of the ICP and eligibility for participation are reviewed annually.

Long Term Incentive (LTI):	Based on your position and salary, you are eligible to participate in company LTI programs. All nominations must be reviewed and approved by the Compensation Committee.

Terms of Plans:	Some of the above are highlights of various plans or programs, and all are subject to the terms of the actual plans and programs.

"AT WILL" Statement:	The legal nature of this employment contract is one "AT WILL", which means that either you or the Company can end this relationship at any time.

OFFER ACCEPTED:

/s/ George F. Knight                    October 22, 2015
Signature                        Date